Exhibit 23
                                   ----------






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88622) of our report dated September 30, 2005, except for Note 21 which is dated October 11, 2005, which report is included in the Form 10-KSB of Groen Brothers Aviation, Inc. for the year ended June 30, 2005.


/s/ Tanner LC

Salt Lake City, Utah
October 14, 2005